Exhibit 99.1

Contact:

Accelrys, Inc.

Rick Russo

(858) 799-5000

Accelrys Announces the Appointment of Larry Ferguson to its Board of Directors

SAN DIEGO, CA, October 30, 2008 – Accelrys, Inc. (NASDAQ: ACCL), a leading provider of scientific business intelligence solutions, announced today the appointment of Larry Ferguson to its Board of Directors. Mr. Ferguson brings more than two decades of senior leadership experience to Accelrys with both private and publicly held information technology companies.

Most recently, commencing in 2006, Mr. Ferguson, 58, served as Chief Executive Officer of First Consulting Group, a publicly-traded provider of information technology services and products to health and life sciences organizations. First Consulting Group was acquired by Computer Sciences Corporation for approximately $365.0 million in early 2008. Before joining First Consulting Group, Mr. Ferguson served as Chairman of the Board of Directors of Daou systems, a publicly traded provider of consulting and management services to healthcare organizations. Between 1997 and 2002, Mr. Ferguson served on the Board of Directors of Sunquest Information Systems, a publicly traded healthcare information systems company. Mr. Ferguson is currently President of the Ferguson Group, a private equity investment and consulting firm which renders advisory services to information technology companies.

Commenting on Mr. Ferguson’s appointment, Mark J. Emkjer, Accelrys’ President and Chief Executive Officer, said, “We believe that Larry’s extensive experience leading, advising and overseeing information technology companies will prove invaluable to us as we continue to focus on providing our customers scientific business intelligence software and services solutions.”

Mr. Ferguson is also on the Board of Directors of Atstaff, a privately held healthcare staff scheduling software company, and the University of North Carolina at Charlotte Athletic Foundation. He holds a B.A. in Business administration from the University of North Carolina at Charlotte.

About Accelrys, Inc.

Headquartered in San Diego, California, Accelrys develops scientific business intelligence software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Our customers include many Fortune 500 companies and other commercial entities, as well as academic and government entities. We have a vast portfolio of computer-aided design modeling and simulation offerings which assist our customers in conducting scientific experiments ‘in silico’ in order to reduce the duration and cost of discovering and developing new drugs and materials. Our scientific business intelligence platform underlies most of our computer-aided design modeling and simulation offerings. Our platform can be used with our products, our competitors’ products and our customers’ proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text and image analysis and reporting capabilities enable our customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific data within their organizations. For more information about Accelrys, visit its website at http://accelrys.com/

Forward-Looking Statements

This press release contains forward-looking statements. Such statements, including statements relating to the Company’s software and service solutions, are subject to risks and uncertainties including, but not limited to, the risks that such solutions will not result in increased revenues and other risks and uncertainties described in documents Accelrys has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and any subsequent interim filings. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Accelrys disclaims any intent or obligation to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.